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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PMC Commercial Trust

(Name of Registrant as Specified In Its Charter)

Not Applicable

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PMC Commercial Trust

17950 Preston Road, Suite 600
Dallas, Texas 75252

Notice of Annual Meeting of Shareholders
To be Held June 11, 2005

To Our Shareholders:

     You are invited to attend the meeting of shareholders of PMC Commercial Trust, to be held at 17950 Preston Road, Suite 600, Dallas, Texas, on Saturday, June 11, 2005, at 10:00 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect eight (8) trust managers to serve for a one year term, and until their successors are elected and qualified.

Proposal 2:	To adopt and approve the PMC Commercial Trust 2005 Equity Incentive Plan.

Proposal 3:	To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2005.

Proposal 4:	To transact any other business that may properly be brought before the meeting or any adjournments thereof.

     The board of trust managers has fixed the close of business on April 18, 2005 as the record date for determining shareholders entitled to notice of and to vote at the meeting. A form of proxy card and a copy of our annual report to shareholders for the fiscal year ended December 31, 2004 are enclosed with this notice of meeting and proxy statement.

     Your proxy vote is important. Accordingly, you are asked to complete, date, sign and return the accompanying proxy whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF TRUST MANAGERS
/s/ Lance B. Rosemore
Lance B. Rosemore
Chief Executive Officer, President and Secretary

April ___, 2005
Dallas, Texas

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Saturday, June 11, 2005

PMC Commercial Trust
17950 Preston Road, Suite 600
Dallas, Texas 75252

     The Board of Trust Managers of PMC Commercial Trust is soliciting proxies to be used at the 2005 Meeting of Shareholders to be held at 17950 Preston, Suite 600, Dallas, Texas, on Saturday, June 11, 2005, at 10:00 a.m., Dallas time (the “Meeting”). This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 2004 are first being mailed to shareholders on or about April 29, 2005. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

Who Can Vote

     Only shareholders of record as of the close of business on April 18, 2005, are entitled to notice of and to vote at the Meeting. As of April 18, 2005, we had 10,879,961 common shares of beneficial interest (the “Shares”) outstanding. Each holder of record of the Shares on the record date is entitled to one vote on each matter properly brought before the Meeting for each Share held.

How You Can Vote

     Shareholders cannot vote at the Meeting unless the shareholder is present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the Meeting and at any adjournments of the Meeting as you direct in the proxy.

Revocation of Proxies

     You may revoke your proxy at any time prior to the start of the Meeting in three ways:

(1)	by delivering written notice to our Corporate Secretary, Lance B. Rosemore, at PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252;
(2)	by submitting a duly executed proxy bearing a later date; or
(3)	by attending the Meeting and voting in person.

     Voting by proxy will in no way limit your right to vote at the Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the Meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by our board of trust managers. The persons authorized under the proxies will vote upon any other business that may properly come before the Meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the time of mailing this proxy statement, we do not anticipate that any other matters would be raised at the Meeting.

Required Vote

     The presence, in person or represented by proxy, of the holders of a majority of the Shares (5,439,981 Shares) entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. However, if a quorum is not present at the Meeting, a majority of the shareholders, present in person or represented by proxy, have the power to adjourn the Meeting until a quorum is present or represented.

     The affirmative vote of the holders of a majority of the Shares present in person or represented by proxy is required to elect trust managers, to approve and adopt the PMC Commercial Trust 2005 Equity Incentive Plan (the “Plan”) and to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors.

     Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the shareholders for a vote; however, abstentions will not be deemed outstanding and, therefore, will not be counted in the tabulation of votes cast on proposals presented to shareholders.

     The Texas Real Estate Investment Trust Act and the Company’s Bylaws do not specifically address the treatment of abstentions and broker non-votes. The election inspectors will treat Shares referred to as “broker non-votes” (i.e., Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as Shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Shares will be treated as not present and not entitled to vote with respect to that matter (even though those Shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Cost of Proxy Solicitation

     The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our trust managers, officers or employees in person, by telephone, facsimile or by other electronic means.

     In accordance with SEC regulations, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of Shares.

GOVERNANCE OF THE COMPANY

Board of Trust Managers

     Pursuant to our declaration of trust and our bylaws, our business, property and affairs are managed under the direction of our board of trust managers (the “Board”). Members of our board are kept informed of our business through discussions with the chairman of the board and officers, by reviewing materials provided to them and by participating in meetings of our board and its committees. Board members have complete access to the Company’s management team and the independent auditors. Our board and each of the key committees—Audit, Compensation, Nominating and Corporate Governance (collectively, the “Committees”)—also have authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties. The Company’s Corporate

Governance Guidelines require that a majority of the trust managers be independent within the meaning of American Stock Exchange (“AMEX”) standards.

Statement on Corporate Governance

     The Company is dedicated to establishing and maintaining the highest standards of corporate governance. The Board has implemented many corporate governance measures designed to serve the long-term interests of our shareholders and further align the interests of trustees and management with our shareholders. The major changes approved by the Board, through the adoption of a code of business conduct and ethics and corporate governance guidelines and enacted by the Company include:

•	prohibiting the repricing of options under our incentive plan;
•	increasing the overall independence of our board and the Committees;
•	scheduling executive sessions of the non-management trust managers on a regular basis;
•	conducting annual evaluations of our board, the Committees and individual trust managers;
•	limiting members of its Audit Committee to service on not more than three other public company audit committees;
•	adopting a Pre-Approval Policy for Audit and Non-Audit Services;
•	limiting the CEO’s service to not more than three other public company boards;
•	revising the existing Audit Committee Charter; and
•	adopting formal charters for the Committees.

     Executive Sessions. Pursuant to the Company’s Corporate Governance Guidelines, the non-management trust managers meet in separate executive sessions at least three times a year. These trust managers may invite the Chief Executive Officer or others, as they deem appropriate, to attend a portion of these sessions.

     Contacting the Board. Our board welcomes your questions and comments. If you would like to communicate directly with our board, or if you have a concern related to the Company’s business ethics or conduct, financial statements, accounting practices or internal controls, then you may submit your correspondence to our Secretary of the Company or you may call the Ethics Hotline at 1-800-292-4496. All communications will be forwarded to the Chairman of our Audit Committee.

     Code of Business Conduct and Ethics. Our board has adopted a Code of Business Conduct and Ethics that applies to all trust managers, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company and to promote compliance with all applicable rules and regulations that apply to the Company and its officers and trust managers. If our board amends any provisions of the Code of Business Conduct and Ethics that apply to the Company’s chief executive officer or senior financial officers or grants a waiver in favor of any such persons, the Company will promptly publish the text of the amendment or the specifics of the waiver on its website.

     As shareholders are aware, there has been a dramatic and continuing evolution of ideas about sound corporate governance. We intend to continue to act promptly to incorporate not only the actual requirements of rules adopted but additional voluntary measures we deem appropriate. Charters for the Audit, Compensation and Nominating and Corporate Governance Committees and the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics may be viewed on the Company’s website at www.pmctrust.com under the “Corporate Governance” section. In addition, the Company will mail copies of the Corporate Governance Guidelines to shareholders upon their written request.

Meetings and Committees of the Board of Trust Managers

     General. During the fiscal year ended December 31, 2004, our board of trust managers held five (5) regular meetings and two (2) special meetings. Each of the trust managers attended all meetings held by our board of trust managers and at least 75% of all meetings of each committee of our board of trust managers on which such trust managers served during the fiscal year ended December 31, 2004.

     During our 2004 fiscal year, the Board had three standing committees: an Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

     Audit Committee. The Audit Committee consists of Mr. Nathan G. Cohen, Mr. Irving Munn and Dr. Ira Silver. The Audit Committee is comprised entirely of trust managers who meet the independence and financial literacy requirements of AMEX listing standards as well as the standards established under the Sarbanes-Oxley Act of 2002. In addition, our board has determined that Mr. Cohen qualifies as an “audit committee financial expert” as defined in SEC rules. The Audit Committee’s responsibilities include providing assistance to our board in fulfilling its responsibilities with respect to oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, performance and independence, and the performance of the Company’s internal audit function. In accordance with its charter, the Audit Committee has sole authority to appoint and replace the independent auditors, who report directly to the Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services they may provide to the Company. In addition, the Audit Committee reviews the scope of audits as well as the annual audit plan, evaluates matters relating to the audit and internal controls of the Company and approves all related party transactions. The Audit Committee holds separate executive sessions, outside the presence of senior management, with the Company’s independent auditors. The Audit Committee met nine (9) times during the fiscal year ended December 31, 2004.

     Compensation Committee. The Compensation Committee consists of Dr. Ira Silver, Mr. Roy H. Greenberg and Mr. Barry A. Imber. The Compensation Committee is comprised entirely of trust managers who meet the independence requirements of the AMEX listing standards. The Compensation Committee’s responsibilities include establishing the Company’s general compensation philosophy, overseeing the Company’s compensation programs and practices, including incentive and equity-based compensation plans, reviewing and approving executive compensation plans in light of corporate goals and objectives, evaluating the performance of the Chief Executive Officer in light of these criteria and establishing the Chief Executive Officer’s compensation level based on such evaluation, evaluating the performance of the other executive officers and their salaries, bonus and incentive and equity compensation, reviewing and making recommendations concerning proposals by management regarding compensation, bonuses, employment agreements and other benefits and policies respecting such matters for employees of the Company. The Compensation Committee met six (6) times during the fiscal year ended December 31, 2004.

     Nominating and Corporate Governance Committee. The Nominating and Governance Committee (the “Nominating Committee”) consists of Mr. Greenberg, Mr. Cohen and Mr. Munn. The Nominating Committee’s duties include adopting criteria for recommending candidates for election or re-election to our board and its committees considering issues and making recommendations considering the size and composition of our board. The Nominating Committee will also consider nominees for trust manager suggested by shareholders in written submissions to the Company’s Secretary. The Nominating Committee met four (4) times during the fiscal year ended December 31, 2004.

Trust Manager Nomination Procedures

     Trust Manager Qualifications. The Company’s Nominating Committee has established policies for the desired attributes of our board as a whole. The Board will seek to ensure that a majority of its members are independent within AMEX listing standards. Each trust manager generally may not serve as a member of more than six other public company boards. Each member of our board must possess the individual qualities of integrity and accountability, informed judgment, financial literacy, high performance standards and must be committed to representing the long-term interests of the Company and the shareholders. In addition, trust managers must be committed to devoting the time and effort necessary to be responsible and productive members of our board. Our board values diversity, in its broadest sense, reflecting, but not limited to, profession, geography, gender, ethnicity, skills and experience.

     Identifying and Evaluating Nominees. The Nominating Committee regularly assesses the appropriate number of trust managers comprising our board, and whether any vacancies on our board are expected due to retirement or otherwise. The Nominating Committee may consider those factors it deems appropriate in evaluating trust manager candidates including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our board, certain factors may be weighed more or less heavily by the Nominating Committee. In considering candidates for our board, the Nominating Committee evaluates the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating Committee, does not have any specific minimum qualifications that must be met by a nominee. The Nominating Committee considers candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating Committee does not evaluate candidates differently based on who has made the recommendation. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates.

     Shareholder Nominees. The Nominating Committee will consider properly submitted shareholder nominees for election to our board and will apply the same evaluation criteria in considering such nominees as it would to persons nominated under any other circumstances. Such nominations may be made by a shareholder entitled to vote who delivers written notice along with any other additional information and materials reasonably required by the Company to the Secretary of the Company not later than the close of business on the 70th day, and not earlier than the close of business on the 90th day, prior to the anniversary of the preceding year’s Meeting. For the Company’s Meeting in the year 2006, the Secretary must receive this notice after the close of business on March 8, 2006, and prior to the close of business on March 26, 2006.

     Any shareholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and sufficient biographical information to demonstrate that the nominee meets the qualification requirements for board service as set forth under “Trust Manager Qualifications.” The nominee’s written consent to the nomination should also be included with the nomination submission, which should be addressed to: PMC Commercial Trust, 17950 Preston Road, Suite 600, Dallas, Texas 75252, Attn: Secretary.

Independence of Trust Managers

     Pursuant to the Company’s Corporate Governance Guidelines, which require that a majority of our trust managers be independent within the meaning of AMEX corporate governance standards, our board undertook a review of the independence of trust managers nominated for election at the Meeting. During this review, our board considered transactions and relationships during the prior year between each trust manager or any member of his or her immediate family and the Company, including those reported under “Certain Relationships and Related Transactions” below. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the trust manager is independent.

     As a result of this review, our board affirmatively determined that all the trust managers nominated for election at the Annual Meeting are independent of the Company and its management with the exception of Dr. Martha R. Greenberg, Dr. Andrew S. Rosemore and Mr. Lance B. Rosemore.

Compensation of Trust Managers

     The non-employee trust managers are paid an annual retainer of $15,000, payable quarterly. The non-employee trust managers are reimbursed by the Company for their expenses related to attending board or committee meetings. For the year ended December 31, 2004, Dr. Ira Silver received $34,750, Mr. Nathan G. Cohen received $35,500, Mr. Irving Munn received $32,750, Mr. Roy H. Greenberg received $27,500, Mr. Barry Imber received $22,500 and Dr. Martha R. Greenberg received $20,000 for services rendered as trust managers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

     The following table sets forth certain information regarding the beneficial ownership of our Shares as of April 18, 2005 by (1) each person known by us to own beneficially more than 5% of our outstanding Shares, (2) all current trust managers, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual had sole voting and investment power as to shares shown or, the voting power is shared with the individual’s spouse.

				Percent of Common
		Unexercised Options	Common Shares Owned	Shares Owned
Name	Common Shares Owned	Exercisable	Beneficially	Beneficially
Andrew S. Rosemore(1)	512,470	27,950	540,420	5.0%
Lance B. Rosemore(2)	183,896	27,950	211,846	2.0%
Jan F. Salit(3)	12,779	26,470	39,249	*
Barry N. Berlin(4)	11,498	26,470	37,968	*
Cheryl T. Murray	4,274	11,025	15,299	*
Nathan G. Cohen(5)	6,600	3,000	9,600	*
Martha Greenberg(6)	320,498	2,000	322,498	3.0%
Roy H. Greenberg	7,000	3,000	10,000	*
Barry A. Imber(7)	12,501	-	12,501	*
Irving Munn	3,800	3,000	6,800	*
Ira Silver	6,000	-	6,000	*
Trust Managers and Executive Officers as a group (11 persons)	1,081,316	130,865	1,212,181	11.1%

*	Less than 1%.

(1)	Includes 292,132 shares held in IRAs, 13,940 shares held in a trust of which Dr. Rosemore is the beneficiary, 163,777 shares held by a partnership of which Dr. Rosemore and his wife are general partners and 4,471 shares held in the name of his children.
(2)	Includes 6,627 shares held in the name of his minor children, 74,805 shares held jointly with his wife, 4,786 shares held in an IRA, 14,755 shares held in trust for the benefit of Mr. Rosemore and his children, 2,442 shares held by a partnership for the benefit of Mr. Rosemore and his children and 1,569 shares held in an IRA by Mr. Rosemore’s wife.
(3)	Includes 362 shares held in an IRA.
(4)	Includes 188 shares held in the name of his minor child and 2,385 shares held jointly with his wife.
(5)	Includes 1,500 shares held in the name of his wife.
(6)	Includes 14,618 shares held in an IRA, 99,879 shares held jointly with her husband, 98,479 shares held in a pension trust, 1,938 shares held by a partnership for the benefit of Dr. Greenberg, and 14,141 shares held in trust for the benefit of Dr. Greenberg and her children. Does not include 64,628 shares owned by her husband, as to which shares she disclaims any beneficial interest.
(7)	Includes 732 shares held in an IRA for the benefit of his wife and 805 shares held in an IRA for Mr. Imber.

MANAGEMENT

     The following table sets forth the executive officers and other key members of management of the Company.

Name	Age	Title
Andrew S. Rosemore	58	Chairman of the Board, Executive Vice President, Chief Operating Officer and Treasurer
Lance B. Rosemore	56	President, Chief Executive Officer and Secretary
Jan F. Salit	54	Executive Vice President, Chief Investment Officer and Assistant Secretary
Barry N. Berlin	44	Chief Financial Officer
Cheryl T. Murray	38	General Counsel

Business Experience

     For the business experience of Dr. Andrew Rosemore and Mr. Lance Rosemore, see “Proposal One - Election of Trust Managers.”

     Jan F. Salit has been Executive Vice President of PMC Commercial since June 1993, and Chief Investment Officer and Assistant Secretary since January 1994. He was also Executive Vice President of PMC Capital, Inc. (“PMC Capital”) from May 1993 to February 2004 and Chief Investment Officer and Assistant Secretary of PMC Capital from March 1994 to February 2004. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer.

     Barry N. Berlin has been Chief Financial Officer of PMC Commercial since June 1993. Mr. Berlin was also Chief Financial Officer of PMC Capital from November 1992 to February 2004. From August 1986 to November 1992, he was an audit manager with Imber and Company, Certified Public Accountants. Mr. Berlin is a certified public accountant.

     Cheryl T. Murray has been General Counsel of PMC Commercial since March 1994. Ms. Murray was also General Counsel of PMC Capital from March 1994 to February 2004. From 1992 to 1994 she was associated with the law firm of Johnson & Gibbs, P.C. and practiced in the financial services department. Ms. Murray earned her law degree from Northwestern University School of Law.

Compensation of Executive Officers

     The below table represents the compensation paid to each of the executive officers in their capacities as executive officers. On February 29, 2004, PMC Capital, Inc. was merged into the Company (the “Merger”) and, as a result, each of the former PMC Capital executive officers became employees of the Company. Prior to the Merger, the Company had not paid salaries to any of its executive officers. The table sets forth all compensation, cash and stock options received during the fiscal years 2004, 2003 and 2002, including salaries which were paid by PMC Capital in 2002, 2003 and the first two months of 2004.

				Long-Term
		Annual Compensation		Compensation Awards
				Securities
				Underlying	All Other
Name and Principal Position	Year	Salary (1)	Cash Bonus	Options(2)	Compensation (3)(4)
Lance B. Rosemore	2004	$326,025	$34,300	-	$44,958
Chief Executive Officer	2003	315,000	32,700	3,700	46,890
	2002	315,000	34,900	10,830	42,697

Andrew S. Rosemore	2004	$297,580	$34,300	-	$42,969
Chairman of the Board	2003	284,500	32,700	3,700	26,294
	2002	287,500	34,900	10,830	22,041

Jan F. Salit	2004	$214,471	$38,200	-	$37,061
Chief Investment Officer	2003	191,500	22,100	3,330	32,459
	2002	187,500	23,600	10,460	26,996

Barry N. Berlin	2004	$223,167	$38,200	-	$38,984
Chief Financial Officer	2003	191,500	22,100	3,330	34,301
	2002	187,500	23,600	10,460	27,886

Cheryl T. Murray	2004	$136,546	$11,400	-	$14,150
General Counsel	2003	139,050	10,900	1,665	18,554
	2002	136,351	11,600	5,665	19,267

(1)	Included in 2004 Salary was compensation paid by PMC Capital, Inc. prior to the merger of $65,625 for Mr. Lance B. Rosemore, $60,000 for Dr. Andrew S. Rosemore, $39,896 for Mr. Jan F. Salit, $39,896 for Mr. Barry N. Berlin and $28,969 for Ms. Cheryl T. Murray.
(2)	Includes options granted as employees of PMC Capital, Inc. (number of options after conversion at 0.37 ratio).
(3)	The Company has determined that the amount of perquisites and other personal benefits paid to each of the executive officers not listed in the compensation table does not exceed the lesser of $50,000 or 10% of each such person’s annual salary and bonus reported in such table and that the aggregate amount of perquisites and other personal benefits paid to all executive officers and directors as a group does not exceed the lesser of 10% of all such person’s annual salary and bonus or $600,000 ($50,000 multiplied by 12, the number of executive officers and directors). Accordingly, none of such perquisites and other personal benefits is included in the above table.
(4)	See table below.

     All other compensation consists of the following :

		Car	Unused	Deferred
Name	Year	Allowance	Vacation Pay	Compensation Plan
Lance B. Rosemore	2004	$6,600	$16,204	$22,154
	2003	6,600	20,596	19,694
	2002	6,600	20,596	15,441

Andrew S. Rosemore	2004	$6,600	$14,815	$22,154
	2003	6,600	-	19,694
	2002	6,600	-	15,441

Jan F. Salit	2004	$5,700	$9,207	$22,154
	2003	5,400	7,365	19,694
	2002	4,420	7,135	15,441

Barry N. Berlin	2004	$5,700	$11,130	$22,154
	2003	5,400	9,207	19,694
	2002	5,080	7,365	15,441

Cheryl T. Murray	2004	$-	$-	$14,150
	2003	-	3,744	14,810
	2002	-	4,932	14,335

Option Grants

     There were no stock options granted to executive officers under the Company’s 1993 Employee Share Option Plan in the fiscal year ended December 31, 2004 as such Employee Plan expired during December 2003.

Option Exercises and Year End Option Values

     The following table sets forth, for each of the executive officers, information regarding exercise of stock options during the fiscal year ended December 31, 2004 and the value of unexercised stock options as of December 31, 2004. The closing price for the Shares, as reported by the American Stock Exchange, on December 31, 2004 (the last trading day of the fiscal year) was $15.17.

	Shares		Number of Securities	Value of Unexercised
	Acquired		Underlying Unexercised	In-the-Money Options at
	On		Options at December 31, 2004	December 31, 2004
Name	Exercise	Value Realized	(exercisable/unexercisable)	(exercisable/unexercisable)
Andrew S. Rosemore	3,490	$28,282	27,950 (e)/-(u)	$38,778 (e)/-(u)
Lance B. Rosemore	5,276	30,274	27,950 (e)/-(u)	38,778 (e)/-(u)
Jan F. Salit	2,052	30,267	26,470 (e)/-(u)	37,964 (e)/-(u)
Barry N. Berlin	2,052	30,267	26,470 (e)/-(u)	37,964 (e)/-(u)
Cheryl T. Murray	9,265	40,011	11,025 (e)/-(u)	13,076 (e)/-(u)

(u)	Options are not exercisable within 60 days of the date hereof.
(e)	Options are currently exercisable.

Employment Agreements

     The Company has entered into employment agreements with Lance B. Rosemore, Andrew S. Rosemore, Jan F. Salit and Barry N. Berlin. Each of these employment agreements is substantially similar and provides for at least annual reviews by the board of trust managers of the salaries contained therein, with a minimum salary equal to the executive’s compensation on September 30, 2004. In addition, the board of trust managers may determine, in its discretion, to award bonuses to each of the foregoing persons based on the Company’s performance. Each of the employment agreements also provides that if the executive’s job responsibilities are substantially modified or substantial changes are made to the executive’s working conditions, the executive could resign and be entitled to be paid in an amount equal to 2.99 times the average of the last three years annual compensation paid to the executive. Each of the employment agreements expires on July 31, 2007.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE OFFICER COMPENSATION

     The following report of the Compensation Committee and the performance graph that appears in this proxy should not be deemed to be soliciting material or filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any document so filed.

General

     The Compensation Committee recommends to the Board the compensation of the CEO of the Company and administers all employment benefit plans established by the Company. The Compensation Committee reviews the overall compensation program of the Company to assure that it is reasonable and, in consideration of all the facts including practices of comparably sized REITs, adequately recognizes performance tied to creating shareholder value and meets overall Company compensation and business objectives. The Compensation Committee’s philosophy for compensating executive officers is that an incentive-based compensation system tied to the Company’s financial performance and shareholder return will best align the interests of its executive officers with the objectives of the Company and its shareholders. The Compensation Committee attempts to promote financial and operational success by attracting, motivating and assisting in the retention of key employees who demonstrate the highest levels of ability and talent. The Compensation Committee has determined that the Company’s compensation program should reward performance measured by the creation of value for shareholders. In accordance with this philosophy, the Compensation Committee oversees the implementation of the compensation system designed to meet the Company’s financial objectives by making a portion of an executive officer’s compensation dependent upon the Company’s and such executive’s performance. The Company’s executive compensation program consists of the following elements:

     (1) A base salary, which results from an assessment of each executive’s level of responsibility and experience, individual performance and contributions to the Company;

     (2) Annual incentives that are directly related to the performance of the executive’s department and the financial performance of the Company as a whole; and

     (3) Grants of restricted shares and/or share options designed to motivate individuals to enhance long-term profitability of the Company and the value of the common shares.

     The Compensation Committee does not allocate a fixed percentage to each of these elements, but works with management to design compensation structures that best serve its goals.

Base Salary

     The base salary of Mr. Lance B. Rosemore, the Company’s CEO, was recommended by the Compensation Committee. Recommendations for compensation of executive officers, other than Mr. Rosemore, are provided by the CEO after annual evaluations of individual contributions to the business of the Company are held with each such executive officer. Factors considered by the Compensation Committee in recommending base salaries include the performance of the Company, measured by both financial and non-financial objectives, individual accomplishments, any planned change of responsibilities for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base salary relative to that of other executive officers. The predominating factor is the performance of the Company. The application of the remaining factors is subjective, with no factor being given more weight than the other.

Annual Incentive

     Executives are also eligible for annual incentive awards which awards are designed to place a part of an executive’s annual compensation at risk. The executive officers will participate in the bonus incentive program under which the individual executives are eligible for annual cash and/or share bonuses. Bonuses were paid by the Company to each of the executive officers for the year ended December 31, 2004. The Compensation Committee determines bonuses on the basis of a comparison of actual performance against pre-established performance goals for the Company and will be, in part, based on the discretion of the Compensation Committee.

Long-term Incentives

     In keeping with the Compensation Committee’s philosophy to provide long-term incentives to executive officers and other key employees, it is anticipated that restricted share awards and share options will be granted to executive officers and other key officers on a periodic basis. The Compensation Committee will administer the 2005 Equity Incentive Plan, if approved by shareholders, and will establish the number of options granted based upon REIT industry data and upon each individual’s base salary.

CEO Performance Evaluation

     The Compensation Committee recommends to the Board for its approval the compensation of all executives, including the CEO. Mr. Rosemore’s salary for 2005, as established by his employment agreement, is set at $337,050. In 2004, the Company paid Mr. Rosemore $326,025 in base compensation. Also, he was awarded a bonus of $34,300.

Tax Consideration

     The Compensation Committee is aware of the tax law which makes certain (non-performance based) compensation to certain executive officers in excess of $1,000,000 non-deductible to the Company. While none of the executive officers currently receives performance-based compensation at or near the $1,000,000 maximum, the Compensation Committee has carefully considered the impact of these tax provisions and has taken steps which are designed to minimize their future effect, if any.

     The Compensation Committee Report is given by the following members of the Compensation Committee:

Ira Silver
Roy Greenberg
Barry Imber

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of members of the Board who are neither former nor current officers or employees of the Company or any of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trust managers and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

     Based solely upon a review of the reports furnished to us with respect to our 2004 fiscal year, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.

Certain Relationships and Related Transactions

     There are no related transactions.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the PMC Commercial Shares with the cumulative total return of the Russell 2000, the SNL All Hybrid REITs index and the PMC Commercial’s peer group which consists of the publicly traded mortgage REITs listed on the NYSE, the AMEX and the NASDAQ for the period from January 1, 2000 through December 31, 2004 assuming an investment of $100 on January 1, 2000 and the reinvestment of dividends. The SNL All Hybrid REITs index consists of those REITs identified by SNL Financial LC which own both mortgage loans and equity interests in real estate and are traded on the NYSE, the AMEX and the NASDAQ. The entities included in the SNL All Hybrid REITs index include substantially all of the members of PMC Commercial’s peer group. The share price performance shown on the graph is not necessarily indicative of future price performance.

     The graph shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, or the Exchange Act, or incorporated by reference in any document so filed.

PROPOSAL ONE

ELECTION OF TRUST MANAGERS

     At the Meeting, eight (8) trust managers will be elected by the shareholders, each trust manager to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.

     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. Our board has proposed the following nominees for election as trust managers at the Meeting.

Nominees

Name	Age	Principal Occupation	Trust Manager Since
Nathan G. Cohen	59	Mr. Cohen has been President of Consultants Unlimited, a management and financial consulting firm, since August 2001. From November 1984 to 2001, he was the Controller of Atco Rubber Products, Inc.	May 1994
Martha R. Greenberg	53	Dr. Greenberg has practiced optometry for 31 years in Russellville, Alabama and is the President of the Alabama Optometric Association. Dr. Greenberg was a director of PMC Capital from 1984 to February 2004. Dr. Greenberg is not related to Roy H. Greenberg, but is the sister of Lance B. Rosemore and Andrew S. Rosemore.	May 1996
Roy H. Greenberg	47	Mr. Greenberg has been the President of Whitehall Real Estate, Inc., a real estate management firm, since December 1989. From June 1985 to December 1989, he was Vice President of GHR Realty Holding Group, Inc., a real estate management company.	September 1993
Barry A. Imber	58	Mr. Imber has been a principal of Imber and Company, Certified Public Accountants, or its predecessor, since 1982. Mr. Imber was a trust manager of PMC Commercial from September 1993 to March 1995 and a director of PMC Capital from March 1995 to February 2004.	February 2004
Irving Munn	56	Mr. Munn has been the President of Munn & Morris Financial Advisors, Inc. since July 1999. He has been a registered representative with Raymond James Financial Services since 1997. Mr. Munn was a principal of Kaufman, Munn and Associates, P.C., a public accounting firm, from 1991 to November 2000 and President from 1993 to November 2000. He is currently the President of Irving Munn, P.C., a public accounting firm. Mr. Munn is a certified public accountant and certified financial planner.	September 1993

Andrew S. Rosemore	58	Dr. Rosemore has been Chairman of the Board of Trust Managers since January 1994 and has been Executive Vice President, Chief Operating Officer and Treasurer of PMC Commercial since June 1993. He was the Chief Operating Officer of PMC Capital from May 1992 to February 2004 and Executive Vice President of PMC Capital from 1990 to February 2004. Dr. Rosemore was a director of PMC Capital from 1989 to August 1999. Dr. Rosemore is the brother of Martha R. Greenberg and Lance B. Rosemore.	June 1993
Lance B. Rosemore	56	Mr. Rosemore has been President, Chief Executive Officer and Secretary of PMC Commercial since June 1993. He was the Chief Executive Officer of PMC Capital from May 1992 to February 2004 and President of PMC Capital from 1990 to February 2004. Mr. Rosemore was been Secretary of PMC Capital from 1983 to February 2004. Mr. Rosemore was a director of PMC Capital from 1983 to February 2004. Mr. Rosemore is the brother of Martha R. Greenberg and Andrew S. Rosemore.	June 1993
Ira Silver	60	Dr. Silver is Associate Professor of Professional Practice in Managerial Economics at TCU’s Neeley School of Business where he teaches economics and finance to MBA and executive MBA students. He is also an economic consultant to the G7 Group, a political and economic research and advisory firm. Formerly, he was Assistant Director of Planning and Analysis and Chief Economist at JC Penney where he spent 22 years. Dr. Silver was a director of PMC Capital from 1992 through 1994. Dr. Silver holds a Ph.D. in Economics from the City University of New York.	May 1996

     The Board unanimously recommends that you vote FOR the election of trust managers as set forth in Proposal One. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

PROPOSAL TWO

APPROVAL OF PMC COMMERCIAL TRUST 2005 EQUITY INCENTIVE PLAN

Introduction

     The Board has adopted the 2005 Equity Incentive Plan for officers, employees and independent Trust Managers of PMC Commercial Trust, subject to the approval of the 2005 Equity Incentive Plan by our shareholders.

     The 2005 Equity Incentive Plan will be administered by the Compensation Committee of the Board. The Compensation Committee, in its discretion, may grant share-based awards (including Incentive Share Options, Non-Qualified Share Options and Restricted Shares) to officers, employees and Trust Managers under the 2005 Equity Incentive Plan.

     Subject to adjustment for share splits, share dividends and similar events, the total number of shares that can be issued under the 2005 Equity Incentive Plan is 500,000 common shares of beneficial interest. Based solely upon the closing price of our common shares as reported on the AMEX on April ___, 2005, the maximum aggregate market value of the securities to be issued under the 2005 Equity Incentive Plan would be $___. The shares issued by the Company under the 2005 Equity Incentive Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 2005 Equity Incentive Plan do not vest or otherwise revert to the Company, the shares represented by such awards may be the subject of subsequent awards.

     To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), share options with respect to no more than 20,000 shares (subject to adjustment for share splits and similar events) may be granted to any one individual during any one calendar year.

Vote Required

     There are two different sets of voting requirements for the 2005 Equity Incentive Plan to be approved:

•	Under Texas law, the affirmative vote of a majority of all the votes cast at the meeting is required to approve the 2005 Equity Incentive Plan. This means that, assuming a quorum is present, the number of ‘‘yes votes” cast at the meeting for the proposal must exceed the number of “no votes” cast at the meeting in order for this proposal to be approved. Votes may be cast FOR or AGAINST this proposal. Votes cast FOR the proposal will count as “yes votes” and votes cast AGAINST the proposal will count as “no votes.” Both “yes votes” and “no votes” are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast under Texas law and, therefore, they have no effect on the outcome.
•	Under the rules of the AMEX, two separate thresholds must be met in order for the 2005 Equity Incentive Plan to be approved: (1) the number of ‘‘yes votes” cast at the meeting for this proposal must be at least a majority of all votes cast (including both “no votes” and abstentions); and (2) the total number of votes cast with respect to this proposal (regardless of whether they are “yes votes,” “no votes” or abstentions) must represent more than 50% of all of the shares entitled to vote on the proposal. The AMEX treats “yes votes,” “no votes” and abstentions as votes cast, but does not treat “broker non-votes” as votes cast. Because the proposal to approve the 2005 Equity Incentive Plan is a non-routine matter under AMEX rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST or ABSTAIN) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are “yes votes.”

Recommendation

     The Board believes that share-based awards can play an important role in the success of the Company by encouraging and enabling the officers, employees and independent Trust Managers of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board anticipates that providing such persons with a direct stake in the Company’s welfare will assure a closer alignment of the interests of participants in the 2005 Equity Incentive Plan with those of the Company’s shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Our 1993 plan has expired, and we currently do not have the ability to make grants of share-based awards. In order to be competitive and to keep pace with changes in the market and our competitors, the Board believes that the Company should have a flexible equity plan.

     The Board believes that the proposed 2005 Equity Incentive Plan will help the Company to achieve its goals by keeping the Company’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board believes that the 2005 Equity Incentive Plan is in the best interests of the Company and its shareholders and recommends that the shareholders approve the 2005 Equity Incentive Plan.

     The Board unanimously recommends that the 2005 Equity Incentive Plan be approved and, therefore, recommends a vote FOR this proposal.

Summary of the 2005 Equity Incentive Plan

     The following description of certain features of the 2005 Equity Incentive Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2005 Equity Incentive Plan that is attached to this proxy statement as Appendix A.

     2005 Equity Incentive Plan Administration. The 2005 Equity Incentive Plan provides for administration by the Compensation Committee of the Board (the “Administrator”). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Equity Incentive Plan. The Administrator may permit common share, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividend or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options without prior shareholder approval, other than to appropriately reflect changes in the capital structure of the Company.

     Eligibility and Limitations on Grants. All full-time officers and employees and non-employee trust managers of the Company are eligible to participate in the 2005 Equity Incentive Plan, subject to the discretion of the Administrator. The number of individuals potentially eligible to participate in the 2005 Equity Incentive Plan is currently approximately 50 persons.

     The maximum award of Share Options granted to anyone individual will not exceed 20,000 shares (subject to adjustment for share splits and similar events) for any calendar year period.

     No grants of Non-Qualified Share Options and other Awards may be made after the tenth anniversary of the effective date of the plan and no grants of Incentive Share Options may be made after the tenth anniversary of the March 5, 2005 approval of the 2005 Equity Incentive Plan by the Board.

     Share Options. Options granted under the 2005 Equity Incentive Plan may be either Incentive Share Options (“Incentive Options”) (within the meaning of Section 422 of the Code) or Non-Qualified Share Options (“Non-Qualified Options”). Incentive Options may be granted only to employees of the Company. Options granted under the 2005 Equity Incentive Plan will be Non-Qualified Options if they (i) fail to qualify as Incentive Options, (ii) are granted to a person not eligible to receive Incentive Options under the Code, or (iii) otherwise so provide. Non-Qualified Options may be granted to any eligible participant.

     Other Option Terms. The Administrator has authority to determine the terms of options granted under the 2005 Equity Incentive Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the common shares on the date of the option grant. The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Equity Incentive Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2005 Equity Incentive Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

     Options granted under the 2005 Equity Incentive Plan may be exercised for cash or, if permitted by the Administrator, by transfer to the Company (either actually or by attestation) of common share that is not then subject to restrictions under any Company share plan, and that has been held by the optionee for at least one year or was purchased on the open market, and that have a fair market value equivalent to the option exercise price of the share being purchased, or, subject to applicable law, by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the share to the Company.

     To qualify as Incentive Options, options must meet additional federal tax requirements, including a $100,000 limit on the value of common shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of significant shareholders.

     Restricted Share Awards. The Administrator may grant common shares (at a purchase price, if any, determined by the Administrator) to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with the Company through a specified vesting period. The vesting period shall be determined by the Administrator. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted shares. Recipients of restricted shares have the right to receive dividends with respect to those shares and to vote the shares.

     Tax Withholding. Participants under the 2005 Equity Incentive Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold common shares to be issued pursuant to an option exercise or other award, or by transferring to the Company common shares having a value equal to the amount of such taxes.

     Change of Control Provisions. The 2005 Equity Incentive Plan provides that in the event of a “change of control” as defined in the 2005 Equity Incentive Plan, except as otherwise provided in any award agreement, all outstanding Share Options will automatically become fully exercisable, and all conditions and restrictions on all outstanding Restricted Share Awards will be removed.

     Adjustments for Share Dividends; Mergers, etc. The 2005 Equity Incentive Plan authorizes the Administrator to make appropriate adjustments to the number of common shares that are subject to the 2005 Equity Incentive Plan and to any outstanding Share Options to reflect share dividends, share splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of the Company, all Share Options will automatically become fully exercisable and the restrictions and conditions on all other awards will automatically be deemed waived. In addition, the 2005 Equity Incentive Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding Share Options or other awards.

     Amendments and Termination. The Board of Trust Managers may at any time amend or discontinue the 2005 Equity Incentive Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Any amendments that materially change the terms of the 2005 Equity Incentive Plan, including any amendments that increase the number of common shares reserved for issuance under the 2005 Equity Incentive Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the 2005 Equity Incentive Plan, or materially change the method of determining fair market value, will be subject to approval by our shareholders. To the extent required by the Code to ensure that options granted under the 2005 Equity Incentive Plan qualify as Incentive Options, 2005 Equity Incentive Plan amendments shall be subject to approval by our shareholders.

New 2005 Equity Incentive Plan Benefits

     No grants of share awards have been reserved for issuance under the 2005 Equity Incentive Plan. The number of shares that may be granted to executive officers and all employees including non-executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator.

Equity Compensation Plan Information

     The following table gives information about the common shares that may be issued upon the exercise of options under the 1993 Plan as of December 31, 2004. The table does not include any shares for which shareholder approval is being sought at the Meeting.

Equity Compensation Plan Information
	Number of	Weighted—	Number of securities
	securities to be	average exercise	remaining available
	issued upon	price of	for future issuance
	exercise of	outstanding	under equity
	outstanding	options,	compensation plan
	options,warrants	warrants and	(excluding securities
Plan Category	and rights	rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	164,260	$15.86	—
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	164,260	$15.86	—

(1)	Includes information related to our 1993 Plan.

Tax Aspects under the U.S. Internal Revenue Code

     The following is a summary of the principal federal income tax consequences of transactions under the 2005 Equity Incentive Plan. It does not describe all federal tax consequences under the 2005 Equity Incentive Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If common shares issued to an optionee pursuant to the exercise of an Incentive Option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an Incentive Option.

     If common shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the common shares at exercise (or, if less, the amount realized on a sale of such common shares) over the option price thereof, and (ii) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the Incentive Option is paid by tendering common shares.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

     Non-Qualified Options. With respect to Non-Qualified Options under the 2005 Equity Incentive Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the common shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering common shares. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

     Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

     Limitation on the Company’s Deductions. As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the 2005 Equity Incentive Plan may be limited to the extent that a Covered Employee (as defined in Section 162(m) of the Code) receives compensation in excess of $1,000,000 in such taxable year of the Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

AUDIT COMMITTEE REPORT

     The audit committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP, our independent auditors. The audit committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, written communication from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed their independence with the independent auditors.

     Based on the foregoing review and discussions and relying thereon, we have recommended to our board of trust managers that the audited financial statement for the year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

     The members of the audit committee are independent, as independence is defined in Section 803 of the American Stock Exchange Listing Standards.

     The audit committee also recommended the appointment, subject to shareholder ratification, of PricewaterhouseCoopers LLP as our independent auditors for 2005 and our board of trust managers concurred with such recommendation.

     This section of the proxy statement is not deemed “filed” with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

     This audit committee report is given by the following members of the audit committee:

Nathan Cohen
Irvin G. Munn
Ira Silver

PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

     Based upon the recommendation of the Audit Committee, the shareholders are urged to ratify the appointment by our audit committee of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP has served as our independent auditor since June 1993 and is familiar with our affairs and financial procedures. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting.

Principal Accounting Firm Fees

     Aggregate fees billed to the Company for the years ended December 31, 2004 and 2003 by the Company’s principal accounting firm, PricewaterhouseCoopers LLP were as follows:

	2004	2003
Audit Fees and Quarterly Reviews (a)	$515,500	$225,430
Sarbanes Oxley 404 Fees	305,000	-
Tax Returns and Compliance (b)	73,353	32,351

Total fees	$893,853	$257,781

(a) Audit fees consisted of professional services performed in connection with (i) the audit of the Company’s annual financial statements and internal control over financial reporting, (ii) review of financial statements included in its Form 10-Q’s and (iii) review and consents issued in connection with the Form S-4 for the merger with PMC Capital, Inc.

(b) Tax returns and compliance consisted principally of assistance with matters related to tax compliance, tax planning, and tax advice.

Pre-Approval Policies

     The Company’s Audit Committee, pursuant to its exclusive authority, has reviewed and approved the Company’s engagement of PricewaterhouseCoopers LLP as its independent auditors, and the incurrence of all of the fees described above, for 2004 and has selected PricewaterhouseCoopers LLP as independent auditors for 2005, subject to review and approval of the final terms of its engagement as such and its audit fees. The Audit Committee has also adopted Pre-Approval Policies for all other services PricewaterhouseCoopers LLP may perform for the Company in 2005. The Pre-Approval Policies detail with specificity the services that are authorized within each of the above-described categories of services and provide for aggregate maximum dollar amounts for such pre-approved services. Any additional services not described or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policies for 2005 will require the further advance review and approval of the Audit Committee. The Audit Committee has delegated the authority to grant any such additional required approval to its Chairman between meetings of the Committee, provided that the Chairman report the details of the exercise of any such delegated authority at the next meeting of the Audit Committee.

     The Board unanimously recommends that you vote FOR this proposal. Proxies solicited by the Board will be so voted unless you specify otherwise in your proxy.

SHAREHOLDER PROPOSALS

     To be included in the proxy statement, any proposals of holders of Shares intended to be presented at the Meeting of shareholders of the Company to be held in 2006 must be received by the Company, addressed to Mr. Lance B. Rosemore, Secretary of the Company, 17950 Preston Road, Suite 600, Dallas, Texas, 75252, no later than February 1, 2006 and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

ANNUAL REPORT

     We have provided without charge a copy of the annual report to shareholders for fiscal year 2004 which includes a copy of the Form 10-K as filed with the SEC (excluding exhibits) to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the annual report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: the Company’s Investor Relations Department at 17950 Preston Road, Suite 600, Dallas, Texas 75252.

BY ORDER OF THE BOARD OF TRUST MANAGERS
/s/ Lance B. Rosemore
Lance B. Rosemore
Chief Executive Officer and Secretary